Exhibit 99.1
August 4, 2006
Dear Corporate Property Associates 12 Incorporated Investor,
     We are writing to inform you that in light of the proposed merger of Corporate Property Associates 12 (“CPA®:12”) and Corporate Property Associates 14, CPA®:12 has elected to suspend its Dividend Reinvestment and Share Purchase Plan and its Redemption Plan, effectively immediately.
     As previously stated, additional information about the proposed merger may be obtained on CPA®:12’s website, http:// www.cpa12.com.
     We thank you for your understanding and look forward to communicating with you further as progress is made.

With best regards,

/s/ Susan C. Hyde